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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported)   MARCH 31, 2000
                                                            --------------------


                                 HEARTSOFT, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   DELAWARE                        033-23138-D               87-0456766
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   (State of other                 (Commission               (I.R.S. Employer
   jurisdiction                    File Number)              Identification No.)
   of incorporation)




             3101 NORTH HEMLOCK CIRCLE, BROKEN ARROW, OKLAHOMA 74012
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                    (Address of principal executive offices)




Registrant's telephone number, including area code    (918) 251-1066
                                                      --------------------------




--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

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ITEM 1.           CHANGES IN CONTROL OF REGISTRANT

                  Not Applicable.

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

                  Not Applicable.

ITEM 3.           BANKRUPTCY OR RECEIVERSHIP

                  Not Applicable.

ITEM 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

                  Not Applicable.

ITEM 5.           OTHER EVENTS

                  On March 31, 2000, the Company issued a press release, attached as Exhibit A, stating that the release of its secure Internet browser for children, Internet Safari - Registered Trademark - ,would be moved from the first calendar quarter to the second calendar quarter of 2000.

ITEM 6.           RESIGNATIONS OF REGISTRANT'S DIRECTORS

                  Not Applicable.

ITEM 7.           FINANCIAL STATEMENT AND EXHIBITS


                  Exhibit 99-1 - Company Press Release dated March 31, 2000 titled "Heartsoft Reasserts Strategy for Secure Children's Browser with Integrated Pornography Detection."

SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                HEARTSOFT, INC.
                                    --------------------------------------------
                                                    (Registrant)

APRIL 10, 2000                                 /s/ BENJAMIN P. SHELL
-----------------------             --------------------------------------------
                                                    (Signature)
                                    Chairman of the Board, President and Chief
                                    Executive Officer


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                                                                    EXHIBIT 99.1

FRIDAY MARCH 31, 2000, 2:26 PM EASTERN TIME
COMPANY PRESS RELEASE

HEARTSOFT REASSERTS STRATEGY FOR SECURE CHILDREN'S BROWSER WITH INTEGRATED PORNOGRAPHY DETECTION

NEW BROWSER TO PROVIDE SAFE INTERNET ACCESS USING AI-BASED SECURITY AND ADVANCED PORNOGRAPHIC IMAGE DETECTION

TULSA, Okla.--(BUSINESS WIRE)--Mar. 31, 2000-- Heartsoft, Inc. confirmed today that Internet Safari-Registered Trademark-, its secure Internet browser for children, will be moved from a 1st quarter 2000 to 2nd quarter 2000 release.

The delay follows previous announcements that the release of its new browser, which will be available in both Windows-Registered Trademark- and Macintosh-Registered Trademark- platforms, would be made in early 2000.

In explaining the delay, Heartsoft Chairman and CEO, Benjamin Shell, cited continuing work on Safari's HTML rendering engine, programming code which interprets web pages and displays the results within the browser.

"Along with our decision to publish Internet Safari, we also choose to tackle the ambitious goal of writing our own HTML browser, a project completed by a limited number of publishers worldwide. This decision has given us absolute control over the function of the browser as well as the ability to integrate our proprietary artificial intelligence-based security system into every line of programming code as needed," said Shell.

"This level of security integration simply would not have been possible if we had chosen to license HTML rendering code from someone else. Parents and educators need to know that Internet Safari will safely protect their children from as much of the inappropriate material on the Internet as possible. Anything else simply won't cut it."

Shell further acknowledged that all major programming hurdles of the browser had been completed, and that no significant portions remain unimplemented. The company's development group is working through final issues related to display of complex web pages which have become much more predominant in children's web sites over the last year. Beta testing is expected to begin in early April.


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Heartsoft announced its intent to publish a secure children's browser last year, and Internet Safari is expected to offer a number of unique features upon its release:

     - A stand-alone browser with integrated security which utilizes artificial intelligence, or AI, to analyze, in real-time, every web page for inappropriate content prior to viewing.
     - Proprietary image detection and analysis software capable of recognizing pornographic images on-the-fly, with no noticeable delays.
     - An engaging age-appropriate jungle-safari theme with cartoon animations, sounds, and voice.
     - Pre-configured security, designed to run straight from the box. A turn-key solution for both parents and educators, but still configurable to personal tastes.

About Heartsoft, Inc.

Heartsoft, Inc. (OTCBB:HTSF) publishes and distributes Internet and multimedia educational software products for early-learning students to schools and homes nationwide.

The company's educational software products as well as Internet Safari-Registered Trademark- operate on both Microsoft (Nasdaq: MSFT) Windows and Apple (Nasdaq: AAPL) Macintosh-Registered Trademark- OS, including iMac-Registered Trademark-, G3 and G4 platforms. Internet Safari-Registered Trademark- will offer parents and educators a secure and safe alternative to such adult browsers as Microsoft's Internet Explorer-Registered Trademark-, Netscape's (NYSE:AOL) Navigator-Registered Trademark-/Communicator-Registered Trademark-, as well as such Internet security products as CyberPatrol-Registered Trademark- by The Learning Company (NYSE:MAT), Edmark's Kid Desk Internet Safe (NYSE:IBM) and SurfWatch by JSB Software Technologies (EASDAQ:JSBS).

Heartsoft's support of Microsoft Windows 98 significantly expands the company's ability to support hardware manufacturers such as Dell (Nasdaq:
DELL), Compaq (NYSE:CPQ), Hewlett-Packard (NYSE:HWP), and Sony (NYSE:SNE).

Headquartered in Tulsa, Oklahoma, Heartsoft may be visited online at HTTP://WWW.HEARTSOFT.COM and http://www.internet-safari.com.

The Company's plans, estimates and beliefs concerning the future contained in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially due to a variety of factors.

CONTACT:

         Heartsoft, Inc., Tulsa, Okla.
         Investor Relations, 918/362-3600
         http://www.heartsoft.com


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